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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated March 16, 2004, with respect to the consolidated balance sheet of Dex Media West LLC (an indirect wholly-owned subsidiary of Dex Media, Inc.) and subsidiary as of December 31, 2003, and the related consolidated statements of operations, changes in owner's equity, and cash flows for the period from September 10, 2003 to December 31, 2003, included in this Registration Statement on Form S-4 of Dex Media West LLC and Dex Media West Finance Co., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.


KPMG LLP


Denver, Colorado
April 8, 2004
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated March 16, 2004, with respect to the combined balance sheet of the operations of Qwest Dex Holdings, Inc. (a Colorado corporation and wholly-owned subsidiary of Qwest Communications International Inc.) and subsidiary in the states of Arizona, Idaho, Montana, Oregon, Utah, Washington, and Wyoming, hereinafter referred to as Dex West (as more fully described in note 1 to the combined financial statements) as of December 31, 2002, and the related combined statements of operations, changes in owner's deficit, and cash flows for the period from January 1, 2003 to September 9, 2003, and for the years ended December 31, 2002 and 2001, included in this Registration Statement on Form S-4 of Dex Media West LLC and Dex Media West Finance Co., and to the references to our firm under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in this Registration Statement.


KPMG LLP

Denver, Colorado
April 8, 2004